SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2005

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments

On November 8, 2005, OMNOVA Solutions Inc. (the “Company”) concluded that it would record an asset impairment charge of approximately $2.9 million in its fourth quarter ending November 30, 2005. The impairment charge was incurred for the idling of certain production assets at the Company’s Jeannette, Pennsylvania and Mogadore, Ohio facilities. Due to volume decreases in the Company’s base film business and the relocation of certain product lines to other Company facilities, the Company is idling one of its calendering lines at its Decorative Products’ Jeannette, Pennsylvania facility. The Company’s Performance Chemicals segment’s ongoing improvement in its manufacturing processes, increases in system-wide production capacity and the current environment of high energy costs have led to lower cost solutions in the manufacturing and delivering of its styrene-butadiene products necessitating the write-off of certain manufacturing assets at its Mogadore, Ohio facility.

The Company anticipates that it will incur disposal costs of approximately $300,000 and that it will save approximately $650,000 annually in future depreciation and operating expenses. Costs for affected employees were part of the previously announced restructuring program initiated by the Company in the second and third quarters of this year.

Item 7.01. Regulation FD Disclosure

The Company continues to expect to be profitable for the fourth quarter. The Company will report earnings for the fourth quarter and full year on or about January 18, 2006.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” as defined by federal securities laws, with respect to the Company’s financial condition, results of operations and business, among other things, and include statements based on the Company’s current expectations, estimates, forecasts and projections. Words such as, but not limited to, “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in the end-use markets in which the Company operates. Others are more specific to the Company’s operations. Actual results depend on many factors, some or all of which are not predictable or within the Company’s control and may differ materially from expected results.

Factors that may cause actual results to differ materially from expected results include, among others:

•	General economic trends affecting the Company’s end-use markets;

•	Prices and availability of raw materials including styrene, butadiene, polyvinyl chloride, acrylics and textiles;

•	Ability to increase pricing to offset raw material cost increases;

•	Adverse litigation judgment and absence of or inadequacy of insurance coverage for such judgment;

•	Prolonged work stoppage resulting from labor disputes with unionized workforce;

•	Acts of war or terrorism;

•	Ability to develop successful new products;

•	Customer and/or competitor consolidation;

•	Customer ability to compete against increased foreign competition;

•	Operational issues at the Company’s facilities;

•	Availability of financing to fund operations at anticipated rates and terms;

•	Ability to successfully implement productivity enhancement and cost reduction initiatives;

•	Governmental and regulatory policies;

•	Rapid inflation in health care costs;

•	Risks associated with foreign operations including fluctuations in exchange rates of foreign currencies;

•	The Company’s strategic alliance and acquisition activities;

•	Assumptions used in determining pension plan expense and funding, such as return on assets and discount rates;

•	Assumptions used in determining health care cost estimates;

•	Compliance with extensive environmental, health and safety laws and regulations; and

•	Substantial debt and leverage and the ability to service that debt.

All future written and verbal forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: November 14, 2005